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                                                                    EXHIBIT (99)

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of the former Monsanto Company:

We have audited the accompanying statement of consolidated financial position of the former Monsanto Company and subsidiaries ("former Monsanto") as of December 31, 1999 and the related statements of consolidated income (loss), cash flow, shareowners' equity and comprehensive income (loss) for each of the two years in the period ended December 31, 1999 (not presented separately herein). These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of former Monsanto as of December 31, 1999, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri

February 25, 2000



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                          INDEPENDENT AUDITORS' REPORT

To the Shareowners of Monsanto Company:

We have audited the accompanying statement of consolidated financial position of Monsanto Company and subsidiaries as of December 31, 2000, and the related statements of consolidated income, cash flows, shareowners' equity and comprehensive income (loss) for the year then ended (not presented separately herein). These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Monsanto Company and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the consolidated financial statements, in 2000 Monsanto Company changed its method of recognizing revenue to conform to the Securities and Exchange Commissions' Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri

February 12, 2001